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                                                                   EXHIBIT 10.10

                                 RAYONIER, INC.

                              EXCESS BENEFIT PLAN





                         EFFECTIVE AS OF MARCH 1, 1994
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                                  INTRODUCTION

This Excess Benefit Plan has been authorized by the Board of Directors of Rayonier, Inc. to be applicable effective on and after March 1, 1994 to pay supplemental benefits to employees who have qualified or may qualify for benefits under the Retirement Plan for Salaried Employees of Rayonier Inc.

All benefits payable under this Plan, which is intended to constitute both an unfunded excess benefit plan under Section 3(36) of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and a nonqualified, unfunded deferred compensation plan for a select group of management employees under Title I of ERISA, shall be paid out of the general assets of the Company. The Company may establish and fund a trust in order to aid it in providing benefits due under the Plan.
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                                 RAYONIER, INC.
                              EXCESS BENEFIT PLAN

                               TABLE OF CONTENTS




   ARTICLE                                                                                                       Page
                                                                                                                 ----
     I        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

    II        AMOUNT AND PAYMENT OF EXCESS RETIREMENT BENEFITS

              2.01    Amount of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
              2.02    Vesting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
              2.03    Payment of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
              2.04    Change of Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
              2.05    Restoration to Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

     III      GENERAL PROVISIONS

              3.01    Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              3.02    Duration of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


    IV        ADMINISTRATION

              4.01    Modification, Amendment, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              4.02    Termination and Discontinuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              4.03    Special Provisions Upon Change of Control   . . . . . . . . . . . . . . . . . . . . . . . .  12
              4.04    Administration and Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              4.05    Appointment of Subcommittees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              4.06    No Contract of Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              4.07    Facility of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              4.08    Withholding Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              4.09    Nonalienation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              4.10    Forfeiture for Cause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              4.11    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

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                                 RAYONIER, INC.
                              EXCESS BENEFIT PLAN


                                   ARTICLE I

                                  DEFINITIONS


 1.01 Definitions. The following terms when capitalized herein shall have the meanings assigned below.

 1.02 Affiliated Company. Means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. For purposes of this Plan, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

 1.03  Board of Directors.  The Board of Directors of Rayonier, Inc.

 1.04  Change in Control.  Means the occurrence of any of the following events:
       (i) a report on Schedule 13D shall have been filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of twenty percent or more of the
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                                                                          Page 2

                total voting power represented by the Company's then
                outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting Securities); or
       (ii) any person other than the Company or any employee benefit plan sponsored by the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Voting Securities Stock of the Company (or securities convertible into such
                Voting Securities), for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner directly or indirectly, of twenty percent or more of the total voting power represented by the Company's then outstanding Voting Securities (all as calculated under clause (i)); or
       (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of Common Shares of the Company immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as immediately before) or pursuant to which Common Shares of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or
       (iv)     there shall have been a change in the composition of the Board of Directors of the Company at any time during any consecutive twenty-four month period such that "continuing directors" cease for any reason to constitute at least a 70% majority of the Board.
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                                                                          Page 3

                For purposes of this clause, (iv) "continuing directors" means those members of the Board who either where directors at the beginning of such consecutive twenty-four month period or were elected by or on the nomination or recommendation of at least a 70% majority of the then existing Board.

       So long as there has not been a Change in Control within the meaning of clause (iv), the Board of Directors may adopt by a 70% majority vote of the "continuing directors" a resolution to the effect that a prior change of control within the meaning of clauses (i) or (ii) is no longer applicable for the purposes of Section 4.03.

       For purposes of this Section 1.04 "Voting Securities" means any Securities of the Company which vote generally in the election of directors.

       Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

 1.05  Code.  The Internal Revenue Code of 1986, as amended from time to time.

 1.06 Committee. The Committee responsible for the administration of the Retirement Plan.
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                                                                          Page 4

 1.07 Company. Rayonier Inc. or any successor by merger, purchase or otherwise, with respect to its employees and those of its divisions, subsidiaries and affiliated companies which are designated as participating companies, with respect to their employees, under the Retirement Plan.

 1.08 Compensation. An employee's compensation as defined under the Retirement Plan for purposes of Article II.

 1.09 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

 1.10 Excess Benefit Plan. The portion of the Plan which is intended to constitute an unfunded excess benefit plan under Section 3(36) of Title I of ERISA.

 1.11 Participant. Each participant in the Retirement Plan whose annual benefit exceeds the limitations imposed by Code Sections 415(b) or 415(e) shall participate in the Excess Benefit Portion of the Plan. Each Participant in the Retirement Plan whose benefit is limited by reason of the Code Section 401(a)(17) limitation on Compensation shall participate in the Select Management Portion. A Participant's participation in the Plan shall terminate upon the Participant's death or termination of employment with the Company unless a benefit is payable with respect to the Participant or his beneficiary under the provisions of Article II.

 1.12 Plan. The Rayonier Inc. Excess Benefit Plan, as set forth herein or as amended from time to time.
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                                                                          Page 5

 1.13  Plan Year.  The calendar year.

 1.14  Retirement Allowance.  Annual payments under the Retirement Plan.

 1.15  Retirement Plan.  The Retirement Plan for Salaried Employees of Rayonier
       Inc.

 1.16 Select Management Portion. The portion of the Plan which is intended to constitute a nonqualified, unfunded deferred compensation plan for a select group of management employees under Title I of ERISA.

                                   ARTICLE II

                             AMOUNT AND PAYMENT OF
                           EXCESS RETIREMENT BENEFITS


 2.01 Amount of Benefits. The benefits under this Article II with respect to a Participant shall be a monthly payment for the life of the Participant equal to the excess, if any, of (i) the monthly retirement income which would have been payable to the Participant over his lifetime under
       Section 4.01, 4.02, 4.03, 4.04, or 4.05 of the Retirement Plan, whichever is applicable, beginning at the Participant's Annuity Starting Date as defined under the Retirement Plan, determined without regard to the provisions contained in Section 4.08 of the Retirement Plan relating to the maximum limitation on pensions, and without regard to the limitation on Compensation and Final Average Compensation contained in
       Section 1.11 and Section 1.17, respectively, of the Retirement Plan, over (ii) the sum of the following amounts:
       A) the amount actually payable to the Participant under the Retirement Plan;
       B) the amount of the benefit payable to the Participant under the Retirement Plan for Salaried Employees of ITT Corporation; and
       C) the amount of the benefit payable to the Participant under any ITT Excess Pension Plan.

       For purposes of this Section 2.01, if any benefit to be subtracted is payable in a form other than a single life annuity commencing on the Participant's Annuity Starting Date, as defined under the Retirement
       Plan, such benefit shall be converted to a single life annuity, commencing on such date, of equivalent actuarial value. In determining the amount of the
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                                                                          Page 7

       benefit to be subtracted, equivalent actuarial value shall be computed on the basis set forth in Section 1.16 of the Retirement Plan.

 2.02  Vesting.
       (a) A Participant's vested Percentage in the benefits payable under this Article II shall be the same as the Participant's vested percentage in his Retirement Allowance.

       (b) Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, all Participants shall become fully vested in the benefits provided under this Plan.

 2.03  Payment of Benefits.
       (a) Following a Participant's retirement or other termination of employment with the Company, other than by reason of death, the Participant shall receive the benefit payable under Section 2.01 above in the same form and at the same time as the Participant receives a Retirement Allowance under the Retirement Plan. If the form of payment is other than an annuity over the life of Participant, such benefit shall be adjusted as provided in Section
             4.06 of the Retirement Plan to reflect such different payment form.

       (b) In the event a Participant dies while in active service with the Company, the Participant's beneficiary as designated pursuant to
             Section 4.07 of the Retirement Plan, if any, shall receive a monthly payment for the life of the beneficiary equal to the excess, if any, of (i) the monthly income which would have been payable to such beneficiary under Section 4.07 of the Retirement Plan, without regard to the
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                                                                          Page 8

             provisions of Section 4.08 of the Retirement Plan relating to the maximum limitation on pensions, and without regard to the limitation on Compensation and Average Final Compensation contained in Section 1.11 and Section 1.17, respectively, of the Retirement Plan, over (ii) the amount actually payable to such beneficiary under the Retirement Plan plus the amount payable to a beneficiary under the Retirement Plan for Salaried Employees of ITT Corporation and any ITT Excess Pension Plan.

       (c)   Notwithstanding the foregoing paragraphs (a) and (b) of this
             Section 2.03, if the lump sum value of the benefits payable to or on behalf of a Participant under this Article II, determined in accordance with Section 4.10(b) of the Retirement Plan, is less than $15,000, then such lump sum amount shall be paid to such Participant, or such Participant's spouse, as the case may be, as soon as practicable following the date such benefits would otherwise have commenced, in lieu of an annuity.

 2.04  Change of Beneficiary.  In the event the benefit is payable under this
       Article II to the Participant in a form other than an annuity for the life of the Participant following the Participant's retirement or other termination of employment with the Company, other than by reason of death, the Participant may, at any time, upon written notice to the Committee, change the beneficiary under this Plan to anyone, including his estate.  In the event of a change of beneficiary hereunder, no consent of the beneficiary previously designated will be required. However, payments under this Plan to any beneficiary named by the Participant shall be payable in the same amount and for the same duration as the benefits that would have been payable to the person named as beneficiary by the Participant when his benefits under the Plan commence.
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                                                                          Page 9

 2.05 Restoration to Service. If a Participant who retired or otherwise terminated employment with the Company is restored to service, any payment of a benefit hereunder shall cease. Upon his subsequent retirement or termination, his benefits hereunder shall be recomputed in accordance with the provisions of this Article II and shall be reduced by the equivalent actuarial value, as defined in Section 1.16 of the Retirement Plan, of the benefit payments from the Plan he received prior to his age 65, if any.
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                                                                         Page 10

                                  ARTICLE III

                               GENERAL PROVISIONS


 3.01  Funding.
       (a) All amounts payable in accordance with this Plan shall constitute a contractual general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below.

       (b) The Company may, for administrative reasons, establish a grantor trust for the benefit of Participants in the Plan. The assets placed in said trust shall be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:
             (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;
             (ii) the Company shall be treated as "grantor" of said trust for purposes of Section 677 of the Code; and
             (iii)  the agreement of said trust shall provide that its assets may be used upon the insolvency of the Company to satisfy claims of the Company's general creditors, and that the rights of such general creditors are enforceable by them under federal and state law.
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                                                                         Page 11

 3.02  Duration of Benefits.   Benefits shall accrue under the Plan on behalf
       of a Participant only for so long as the provisions of Sections 415 or 401(a)(17) of the Code limit the Retirement Allowance that is payable under the Retirement Plan.
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                                                                         Page 12

                                   ARTICLE IV

                                 ADMINISTRATION


 4.01 Modification, Amendment, Etc. The Board of Directors reserves the right to modify, amend, in whole or in part, discontinue benefit accrual under, or terminate the Plan at any time. However, no modification or amendment shall be made to Section 4.02 and no modification, discontinuance, amendment or termination shall adversely affect the right of any Participant to receive the benefits accrued as of the date of such modification, discontinuance, amendment, or termination.

 4.02 Termination and Discontinuance. If the Company terminates the Plan, or discontinues benefit accruals thereunder, Participants shall be fully vested in their accrued benefits. Benefits under the Plan shall be paid in the manner and at the times indicated in Article II, unless the Board of Directors shall determine otherwise. The Plan will be deemed to be terminated when all the liabilities of the Plan have been discharged.

 4.03  Special Provisions Upon Change of Control.  Notwithstanding any
       provision of this Plan to the contrary, upon the occurrence of a Change in Control the benefit that would become payable to or on behalf of a Participant under Article II as if the Participant terminated employment with the Company on the date of the Change in Control shall become payable. All benefits previously payable and the benefits that become payable under this Section 4.03 shall be paid in a lump sum determined in accordance with Section 4.10(b) of the Retirement Plan.
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                                                                         Page 13

 4.04 Administration and Interpretation. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Any interpretation of the Plan by the Committee or any administrative act by the Committee shall be final and binding on all Participants. All rules relating to the quorum of the Committee and to the conduct of its business shall also apply to the Committee in administering this Plan.

 4.05 Appointment of Subcommittees. The members of the Committee may appoint from their number such committees with such powers as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or instruments in their behalf, and may employ such counsel, agents and other services as they may require in carrying out their duties. Subject to the limitations of the Plan, the Committee shall, from time to time, establish rules and regulations for the administration of the Plan and the transaction of its business and shall maintain or cause to be maintained all records which it shall deem necessary for purposes of the Plan.

 4.06 No Contract of Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

 4.07 Facility of Payment. In the event that the Committee shall find that a Participant is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to
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                                                                         Page 14

       a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

 4.08 Withholding Taxes. The Company shall have the right to deduct from each payment to be made under the Plan and any trust any required withholding taxes.

 4.09 Nonalienation. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant.

 4.10 Forfeiture for Cause. In the event that a Participant shall at any time be convicted for a crime involving dishonesty or fraud on the part of such Participant in his relationship with the Company, all benefits that would otherwise be payable to him under the Plan shall be forfeited.

 4.11  Construction.
     (a) The Plan shall be construed, regulated and administered under the laws of the State of North Carolina, to the extent not preempted by the ERISA or other federal law.

     (b) When used herein, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural, where appropriate.